EXHIBIT 99

                             SUBSCRIPTION AGREEMENT
                             ----------------------

MORGAN CLARK MANAGEMENT, INC.
3700 Susan St., Ste. 200
Santa Ana, CA 92704

Gentlemen:


The undersigned has read and understands the matters set forth in your prospectus dated August ____,2001. The undersigned represents as set forth below and subscribes to purchase ________Shares at $0.50 per Share, for $_______________, subject to your acceptance of this subscription. There is no minimum contingency and proceeds may be utilized at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:


The State of New York_____
The State of Florida_____
The District of Columbia__________
Other State _____________
A State foreign to U.S.A._________________

Dated:______________.

Signature(s):

If not an individual: Sign Below              Individual(s):
                                              --------------

                                              __________________________________
                                              Signature:

_______________________________________       __________________________________
Name of Corporation, Trust,                   Print or type name of Signer
or Partnership
                                              __________________________________
                                              P.O. Box or Street Address

_______________________________________       __________________________________
State where incorporated,                     City, State
organized, or domiciled

_______________________________________       SS#_______________________________
Print Signer's Capacity

_______________________________________       Tel:______________________________
City, State and Zip Code
                                              Fax:______________________________
Tax ID Number___________________________

Telefax ________________________________

Phone Numbers _________________________